Exhibit 99.1

PRESS RELEASE

Contact:
Physicians Realty Trust
John T. Thomas
President and CEO
(214) 549-6611
jtt@docreit.com
Jeffrey Theiler
Executive Vice President and CFO
(414) 978-6521
jnt@docreit.com

Physicians Realty Trust Reports First Quarter 2015 Financial Results

Reports Record $234.1 million of First Quarter Acquisitions

First Quarter Highlights:

•                  Reported first quarter 2015 total revenue of $24.5 million, up 205% year-over-year

•                  Recorded first quarter 2015 rental revenue of $20.3 million, a 199% year-over-year increase

•                  Generated quarterly normalized funds from operations (FFO) of $0.20 per share on a fully diluted basis

•                  First quarter investments of approximately $234.1 million comprised of 23 buildings totaling 913,327 square feet

•                  Declared quarterly dividend of $0.225 per share for the first quarter 2015, paid May 1, 2015

•                  Portfolio was 94.6% leased based on square footage as of March 31, 2015

•                  Increased gross leasable square footage by 29% in the first quarter of 2015 to 3,993,783 square feet

•                  Closed an additional $56.4 million of acquisitions subsequent to the quarter ended March 31, 2015.

Milwaukee, WI —May 7, 2015 — Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the first quarter ended March 31, 2015.

John Thomas, President and Chief Executive Officer of the Trust, commented, “We continued to execute our growth strategy during the first quarter by adding 23 high quality healthcare facilities to our portfolio with an aggregate value of $234.1 million. We continue to focus on the growth and quality of our cash flow and dividend coverage and are very proud of the quarterly normalized FFO of $0.20 per share achieved during the first quarter, an increase of 67% over the first quarter of 2014.  Total revenue for the first quarter of 2015 was $24.5 million, compared to $8.0 million in the first quarter of 2014, an increase of 205%.  We are excited about our growth trajectory and our team’s execution and ability to source premium healthcare providers and their facilities, as we strive to become the leading owner of high quality healthcare facilities in the US.  Our most recent acquisitions include medical office buildings, including ambulatory surgery centers, operated by affiliates of four of the largest healthcare systems in the United States.  These acquisitions reflect our focus on the future of healthcare delivery, as we believe more and more care will be delivered in an outpatient setting, by large well operated physician groups and health systems. “

“With Jeff Theiler’s leadership, we remained focused on maintaining a strong balance sheet, which will enable us to capitalize on our acquisition pipeline and support long-term growth.  In January, we successfully completed our largest follow on equity offering in the Company’s history, raising $297.7 million in net proceeds.  We continue to manage our debt and operations towards the goal of earning an investment grade rating during 2015, which we believe would further fuel our vision to build a great and long lasting company with a reliable dividend that we can grow over time.  We will achieve our vision by partnering with the highest quality healthcare providers, as they serve their patients and visitors in these facilities.”

First Quarter Financial Results

Total revenues for the first quarter of 2015 were $24.5 million, an increase of 205% compared to the three months ended March 31, 2014.

Rental revenues for the three months ended March 31, 2015 were $20.3 million, an increase of 199% from the same period in 2014, resulting from the expansion of the Company’s portfolio to 109 properties totaling 3,993,783 square feet.  As of March 31, 2015, the portfolio was 94.6% leased. On a pro forma basis, if all of the 2015 first quarter acquisitions occurred on the first day of the first quarter, rental revenues would have increased by an additional $3.2 million, to a pro forma total of $23.5 million.

Total expenses for the first quarter of 2015 were $24.9 million, compared to $11.6 million in the first quarter of 2014, or an increase of 115%. The increase in expenses was the result of a $5.8 million increase in depreciation and amortization, a $4.1 million increase in operating expenses, a $1.3 million increase in general and administrative expenses, a $0.4 million increase in interest expenses, and a $1.6 million increase in acquisition related expenses. On a pro forma basis, if all of the 2015 first quarter acquisitions occurred on the first day of the first quarter, depreciation and amortization expense and operating expenses would have increased by an additional $1.5 million and $1.0 million, respectively.

Net loss for the first quarter of 2015 was $0.4 million, compared to a net loss of $3.6 million for the first quarter of 2014.

Net loss attributable to common shareholders for the first quarter of 2015 was $0.5 million, or $0.01 per diluted share based on 65.6 million weighted average shares outstanding.

Funds from operations (FFO) for the first quarter of 2015, consisted of net loss plus $8.2 million of depreciation and amortization, or $0.11 per diluted share. Normalized FFO, which adds back $5.9 million of acquisition expenses was $13.7 million, or $0.20 per diluted share.

Normalized Funds available for distribution (FAD) for the first quarter of 2015, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market leases, amortization of lease inducements, amortization of deferred financing fees, recurring capital expenditures and seller master lease and rent abatement payments, was $12.5 million, or $0.18 per diluted share for the first quarter 2015.

As previously announced, the Company declared a dividend of $0.225 per share for the first quarter. The dividend was paid on May 1, 2015 to shareholders of record on April 17, 2015.

Recent Events

Since March 31, 2015, the Company has completed 4 acquisitions of 4 healthcare properties located in 4 states containing an aggregate of 147,857 net leasable square feet for approximately $56.4 million as summarized below.

Baton Rouge MOB.  On April 15, 2015, through a subsidiary of our operating partnership, we closed the acquisition of a medical office building with an ambulatory surgery center in Baton Rouge, Louisiana, for a purchase price of approximately $10.5 million.  The ambulatory surgery center contains approximately 25,269 square feet and is 100% leased.  The ambulatory surgery center is leased to a joint venture including physicians who office in the building and Tenet Healthcare (NYSE:THC)

Premier Surgery Center of Louisville.  On April 10, 2015, through a subsidiary of our operating partnership, we closed the acquisition of an ambulatory surgery center in

Louisville, Kentucky, for a purchase price of approximately $8.0 million.  The ambulatory surgery center contains approximately 18,887 square feet and is 100% leased to an affiliate of KentuckyOne Health, a member of Catholic Health Initiatives.

Health Park MOB.  On April 30, 2015, through a subsidiary of our operating partnership, we closed the acquisition of a multi-tenant medical office building, including an ambulatory surgery center in Grand Blanc, Michigan for a purchase price of approximately $18.9 million on the campus of Genysys Health System, a member of Ascension Health.  The medical office building contains approximately 59,347 square feet and is 100% leased.

Plaza HCA MOB.  On April 30, 2015, through a subsidiary of our operating partnership, we closed the acquisition of a medical office building, including an ambulatory surgery center in Jacksonville, Florida, for a purchase price of approximately $19.0 million.  The medical office building contains approximately 44,354 square feet and is 100% leased.  The ambulatory surgery center is owned and operated by an affiliate of HCA (NYSE:HCA).

2015 Acquisition Guidance

The Company expects to acquire between $500 million and $700 million of real estate during 2015.  This guidance is inclusive of any previously announced acquisitions, including those detailed in the “Recent Events” portion of this press release.

Conference Call Information

The Company has scheduled a conference call on Thursday, May 7, 2015 at 2 p.m. ET to discuss its financial performance and operating results for the first quarter ended March 31, 2015. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter Earnings Call or passcode 13607276. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 7, 2015 at 5:00 p.m. ET until May 28, 2015 at 11:59 p.m. ET, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International); passcode: 13607276. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. The Company’s supplemental information package for the first quarter 2015 also will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust (NYSE: DOC), a self-managed healthcare real estate company was organized in 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The

Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes beginning with its short taxable year ended December 31, 2013. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2015, owns approximately 95.1% of the outstanding OP units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward looking statement.  These forward-looking statements may include statements related to the Company’s ability to generate internal and external growth, the 2015 outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan.  While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this press release. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 12, 2015.

Physicians Realty Trust

Consolidated Statements of Operations

(In thousands, except share and per share data) (Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Rental revenues	$20,341	$6,808
Expense recoveries	3,536	1,070
Interest income on real estate loans and other	607	154
Total revenues	24,484	8,032
Expenses:
Interest expense	1,710	1,281
General and administrative	3,352	2,014
Operating expenses	5,709	1,609
Depreciation and amortization	8,240	2,416
Acquisition expenses	5,932	4,287
Total expenses	24,943	11,607
Loss before equity in income of unconsolidated entity, loss on sale of investment property, and noncontrolling interests:	(459)	(3,575)
Equity in income of unconsolidated entity	26	17
Loss on sale of investment property	(15)	—
Net loss	(448)	(3,558)
Net (income) loss attributable to noncontrolling interests:
Operating Partnership	24	531
Partially owned properties	(32)	(66)
Net loss attributable to controlling interest	(456)	(3,093)
Preferred distributions	(66)	—
Net loss attributable to common shareholders	$(522)	$(3,093)
Net loss per share:
Basic and diluted	$(0.01)	$(0.15)
Weighted average common shares:
Basic and diluted	65,649,478	21,298,897

Dividends and distributions declared per common share and unit	$0.225	$0.225

Physicians Realty Trust

Consolidated Balance Sheets

 (In thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$99,950	$79,334
Building and improvements	817,673	644,086
Tenant improvements	6,417	5,614
Acquired lease intangibles	109,173	72,985
	1,033,213	802,019
Accumulated depreciation	(53,451)	(45,569)
Net real estate property	979,762	756,450
Real estate loans receivable	16,094	15,876
Investment in unconsolidated entity	1,324	1,324
Net real estate investments	997,180	773,650
Cash and cash equivalents	35,774	15,923
Tenant receivables, net	2,127	1,324
Deferred costs, net	4,601	4,870
Other assets	26,525	15,806
Total assets	$1,066,207	$811,573
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$73,000	$138,000
Mortgage debt	83,952	78,105
Accounts payable	448	700
Dividends payable	16,722	16,548
Accrued expenses and other liabilities	13,029	6,140
Acquired lease intangibles, net	3,056	2,871
Total liabilities	190,207	242,364

Redeemable noncontrolling interest — Operating Partnership and partially owned properties	13,721	—

Equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 69,943,001 and 50,640,863 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively.	703	510
Additional paid-in capital	886,092	586,017
Accumulated deficit	(68,161)	(51,797)
Total shareholders’ equity	818,634	534,730
Noncontrolling interests:
Operating Partnership	42,430	33,727
Partially owned properties	1,215	752
Total noncontrolling interests	43,645	34,479
Total equity	862,279	569,209
Total liabilities and equity	$1,066,207	$811,573

Physicians Realty Trust

Reconciliation of Non-GAAP Measures

 (In thousands, except share and per share data)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Net loss	$(448)	$(3,558)
Preferred distribution	(66)	—
Depreciation and amortization	8,240	2,416
Loss on sale of investment property	15	—
FFO	$7,741	$(1,142)
FFO per share and unit	$0.11	$(0.05)
Net change in fair value of derivative	(13)	(41)
Acquisition expenses	5,932	4,287
Normalized FFO	$13,660	$3,104
Normalized FFO per share and unit	$0.20	$0.12

Normalized FFO	$13,660	$3,104
Non-cash share compensation	703	273
Straight-line rental revenue/expense	(2,012)	(652)
Amortization of acquired above/below market leases	222	46
Amortization of lease inducements	119	34
Amortization of deferred financing costs	293	148
TI/LC and recurring capital expenditures	(1,028)	—
Seller master lease and rent abatement payments	511	—
Normalized FAD	$12,468	$2,953
Normalized FAD per share and unit	$0.18	$0.12

Weighted average number of shares and units outstanding	69,490,587	25,274,626

This press release includes Funds From Operations, or FFO, and Normalized Funds Available For Distribution, or FAD, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income/loss available to common share and unit holders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Normalized FFO is calculated as FFO available to common share and unit holders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified in the table above. The Company believes that Normalized FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Normalized FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for the Company.

The Company defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above or below market leases, amortization of deferred financing costs and amortization of lease inducements and includes cash payments from seller master leases and rent abatement payments. The Company believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.